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                                                                    EXHIBIT 23.2

                           CONSENT OF INDEPENDENT AUDITORS


The consolidated financial statements of Sunrise Educational Services, Inc. appearing in Sunrise Educational Services, Inc.'s Annual Report (Form 10-KSB) for the year ended July 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  ERNST & YOUNG LLP
                                  November 14, 1997